Cumulus Announces Selected Preliminary Operating Results for First Quarter 2024

ATLANTA, GA — April 18, 2024: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced selected preliminary operating results for the three months ended March 31, 2024.

For the three months ended March 31, 2024, the Company expects to report net revenue in a range of $199.0 million to $201.0 million, net loss in a range of $(14.9) million to $(13.4) million, and Adjusted EBITDA(1) in a range of $7.65 million to $9.15 million. The Company will issue a press release reporting its first quarter 2024 operating results at approximately 8:00 AM EDT on Friday, May 3rd and will host a conference call to discuss these results at 8:30 AM EDT that day. Conference call details can be found later in this press release.

Preliminary Operating Results (in thousands, except percentages):

As Reported	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	% Change
Net revenue	$ 199,000 - $ 201,000	$205,692	(3.3)% - (2.3)%
Net loss(2)	$ (14,909) - $ (13,409)	$(21,467)	(30.5)% - (37.5)%
Adjusted EBITDA	$ 7,650 - $ 9,150	$10,329	(25.9)% - (11.4)%

The preliminary operating results set forth above are based solely on currently available information, which is subject to change. Readers are cautioned not to place undue reliance on such preliminary operating results, which constitute forward-looking statements.

(1)Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure.”
(2) The three months ended March 31, 2024 was positively impacted by a $14.8 million non-operating gain from the February 2024 sale of Broadcast Music Inc. to a shareholder group led by New Mountain Capital, LLC. The three months ended March 31, 2023 was positively impacted by the $7.1 million gain on the sale of WFAS-FM in February 2023.

Earnings Conference Call Details
The Company will host a conference call on May 3rd at 8:30 AM EDT to discuss its first quarter 2024 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 587250. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, our ability to complete the exchange offers, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

Not an Offer of any Security
This release is for information purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any security, and may not be relied upon in connection with the purchase or sale of any such security.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 401 owned-and-operated radio stations across 85 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, AP News, the Academy of Country Music Awards, and many other world-class partners across more than 9,800 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measure

We utilize a certain financial measure that is not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA" or "EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and for comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider this metric to be extremely useful.

We refer to Adjusted EBITDA as the "Non-GAAP Financial Measure." The Non-GAAP Financial Measure should not be considered in isolation or as a substitute for net loss, net revenue, operating (loss) income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, the Non-GAAP Financial Measure may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

The following table reconciles net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
GAAP net loss	$ (14,909) - $ (13,409)	$(21,467)
Income tax expense	1,499	5,804
Non-operating expense, including net interest expense	2,181	17,315
Depreciation and amortization	14,869	14,684
Stock-based compensation expense	1,072	1,126
Loss (gain) on sale or disposal of assets or stations	9	(7,009)
Gain on early extinguishment of debt	—	(617)
Restructuring costs	2,130	291
Non-routine legal expenses	608	3
Franchise taxes	191	199
Adjusted EBITDA	$ 7,650 - $ 9,150	$10,329